UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2012

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 GERVAIS STREET COLUMBIA, SOUTH CAROLINA (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, SCBT Financial Corporation approved an executive performance plan applicable to selected members of its senior management group, including executive officers, and/or other key employees.

2012 Executive Performance Plan

The compensation committee has implemented the 2012 Executive Performance Plan to replace the 2011 Executive Performance Plan in order to establish more reasonable goals and objectives in light of the current economic environment while still motivating and retaining the Company’s named executive officers and certain other key employees.  The three component parts of the plan are:

1.              Cash Incentive — cash payouts capped at 50% of the opportunity levels previously approved in early 2012 which the Company will accrue and pay out 75% based upon achievement of certain goals at threshold, target and maximum levels as further described below and 25% based upon individual performance;

2.              Restricted Stock Plan — issuance of shares of restricted stock to be based upon achievement of certain goals at threshold, target and maximum opportunity levels to be issued pursuant to the Company’s 2012 Stock Incentive Plan; and

3.              Individual Performance-Based Stock Options — issuances of stock options based upon assessment of individual performance pursuant to the Company’s 2012 Stock Incentive Plan.

Performance-Based Goals

The performance-based plan goals are divided into three categories (with one category further subdivided into two subcategories) with certain weight given to each category or sub-category.  Those categories include “Soundness” as it relates to asset quality and bank regulator composite rating, “Profitability” or net income, and “Asset Growth”.

Participants under the plan are eligible to receive payouts pursuant to the plan if certain goals are achieved at three levels:  threshold, target or maximum.

The “Soundness” goal is measured based on the following components:  (i) reduction in NPAs as a percentage of total assets by 7.4% (threshold), 12.7% (target), or 18.0% (maximum) as of December 31, 2012, compared to December 31, 2011; and (ii) maintaining an asset quality rating from the principal bank regulator that is at least as high as the Company’s most recent rating (achieving this objective results in a maximum payout under this soundness subcategory clause (ii), and there is no payout under this soundness subcategory clause (ii) if this objective is not achieved).  The “Soundness” goal is weighted at 25% of the total performance-based opportunity under the Executive Performance Plan (with the percentage of non-performing assets determining 12.5% of the total performance-based opportunity and the asset quality rating determining 12.5% of the total performance-based opportunity).

The “Profitability” goal is achieved by reaching earnings per share of 86.5% of the budgeted amount (threshold), reaching 100% of the budgeted amount (target), or reaching 113.5% of the budgeted amount (maximum).  The “Profitability” goal is weighted at 50% of the total performance-based opportunity under the Executive Performance Plan for 2012.

The “Asset Growth” goal is measured by increasing the percentage growth in total assets in 2012, compared to the percentage growth in total assets in 2011, by 2.4% (threshold), 14.3% (target) or 26.2% (maximum).  The “Asset Growth” goal is weighted at an aggregate of 25% of the total performance-based opportunity under the Executive Performance Plan.

Formula-Based Cash Incentive

The formula-based cash incentive is based upon achievement of goals at threshold, target and maximum levels as shown above.  The following table shows the applicable percentage of each participant’s base salary that the participant is eligible to receive if the performance-based goals of the Company are achieved at the threshold (50% of target opportunity), target, or maximum (170% of target opportunity) levels.

		AIP Opportunity (1)			LTI Opportunity (1)			Total Opportunity (AIP + LTI) (1)
Name	Position	Thresh	Target	Max	Thresh	Target	Max	Thresh	Target	Max
Payout Spread		(50)%	(100)%	(170)%	(50)%	(100)%	(170)%	(50)%	(100)%	(170)%
Robert Hill	President and CEO	26.0%	52.0%	88.0%	26.0%	52.0%	88.0%	52.0%	104.0%	176.0%
John Pollok	Senior EVP, CFO	25.0%	50.0%	84.0%	25.0%	50.0%	84.0%	50.0%	100.0%	168.0%
John Windley	President of SCBT	21.5%	43.0%	73.0%	21.5%	43.0%	73.0%	43.0%	86.0%	146.0%
Joe Burns	Sr. EVP, CRO	21.5%	43.0%	73.0%	21.5%	43.0%	73.0%	43.0%	86.0%	146.0%

(1)                25% of the annual incentive plan (cash) opportunity, and the stock option portion of the long-term incentive plan (which stock options represent 25% of the long-term incentive opportunity), are based on individual evaluations, which may reflect qualitative and quantitative criteria as described in the Executive Performance Plan, and such criteria, the individual evaluations, the level of individual performance that constitutes threshold, target and maximum individual performance, and any related payout amounts (which amounts could be less than the threshold amount or could be between the threshold, target or maximum amounts) will be determined by the Committee in its sole judgment.

Individual Performance-Based Cash Incentive

Participants would also be eligible for an individual evaluation-based cash incentive based on service in 2012.  The Committee will set the level of such cash payouts that any participant receives, if any, up to a maximum payout of one-third of the value of the maximum performance-based cash opportunity level for the particular participant based on performance in 2012 (regardless of whether any of the performance-based goals have been achieved).

Restricted Stock Plan

Shares of restricted stock will be granted by tier (Tier 1, Tier 2 and Tier 3) based on achievement of one of the threshold, target or maximum levels under the formula based cash incentive component.  The table above shows the applicable percentage of the each participant’s base salary that the participant would be eligible to receive in shares of restricted stock if the performance-based goals of the Company are achieved at the threshold (50% of target opportunity), target, or maximum (170% of target opportunity) levels.  Dividends paid and voting rights will be attached to all shares of restricted stock issued under the Executive Performance Plan for 2012.

Individual Performance-Based Stock Options

Participants would also be eligible for an individual evaluation -based stock options based on service in 2012.  The Committee will set the level of such grants of stock options that any participant receives, if any, up to a maximum value (determined as set forth in the Executive Performance Plan) of one-third of the value of the maximum performance-based equity (restricted stock) opportunity level for the particular participant based on performance in 2012 (regardless of whether any of the performance-based goals have been achieved).

Cautionary Note Regarding Any Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of acquisitions (including, among others, Peoples), including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (15) the payment of dividends on SCBT being subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (16) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Performance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: July 27, 2012	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Executive Performance Plan